UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

The Hartford Mutual Funds, Inc.

The Hartford Mutual Funds II, Inc.

Hartford Funds Exchange-Traded Trust

Lattice Strategies Trust

Hartford Series Fund, Inc.

(Name of Registrants as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

[FOR USE AT FINANCIAL INTERMEDIARIY INTERNAL ONLY WEBSITE]

Hartford Funds Proxy Vote

Advisor At-A-Glance

The Hartford Funds special meeting of shareholders was held on November 5, 2026. Shareholders elected the nominees to the Boards of Directors/Trustees, and shareholders of certain funds approved the change-of-control proposal. For the remaining funds, the meeting has been adjourned to November 19, 2026, to allow more time to solicit votes. These funds have not yet received the shareholder vote required to approve the proposal(s). Proxy solicitation, including reminder outreach, will continue only for shareholders of those funds. The information below is intended to help financial professionals answer client questions about the status of the proxy for these funds before the adjourned meeting.

Current Status

The shareholder meeting has been adjourned to November 19, 2026, for certain funds that still require additional votes.

The proposal to elect the new Boards of Directors/Trustees has passed.

The change-of-control proposal has passed for a number of funds; however, certain funds have not yet received the required level of votes.

Four of the eight funds included in the diversified-to-non-diversified reclassification proposal have passed the proposal; the remaining four funds still require additional votes.

Shareholders of funds that approved the proposals at the November 5, 2026 special shareholder meeting will not be contacted further about the proxy.

Proposal #1: New Investment Management Agreements

•	The change-of-control proposal has passed for a number of funds, but certain funds still require additional votes.

•	The shareholder meeting has been adjourned to November 19, 2026, for the funds that have not yet met the required voting threshold.

•	No changes are expected to fund investment objectives, portfolio management teams, advisory fees, or operating expenses.

Proposal #2: Diversified to Non-Diversified Reclassification

•	Four of the eight Hartford equity funds have passed the proposal to reclassify from diversified to non-diversified; the remaining four funds have not yet received the required level of votes.

•	Intended to provide portfolio managers with additional flexibility in increasingly concentrated markets.

•	No changes are expected to investment objectives, portfolio managers, or fees.

Funds Adjourned for Investment Management Agreement Proposal

[LIST OF FUNDS]

Funds Adjourned for Non-Diversification Reclassification Proposal

[LIST OF FUNDS]

Frequently Asked Questions

Proposal #1: New Investment Management Agreements Related to Wellington Management’s Acquisition of Hartford Funds

•	What are shareholders being asked to vote on?

o

The proposal to elect the new Boards of Directors/Trustees has passed. The proposal to approve new investment management agreements related to Wellington Management’s acquisition of Hartford Funds has passed for a number of funds; however, certain funds have not yet received the required level of votes. The shareholder meeting has been adjourned to November 19, 2026, for those funds. Shareholders of affected funds may continue to receive outreach requesting their participation.

•	Why is shareholder approval required?

o

Under federal securities laws, a change of control involving an investment adviser requires shareholders to approve new investment advisory agreements. This gives shareholders a direct voice in who manages their fund and under what terms.

•	Are shareholders being asked to approve Wellington’s acquisition of Hartford Funds?

o

No. Shareholders are being asked to vote on new investment management agreements and other fund-specific proposals described in the proxy materials. Approval of the new investment management agreements is a required step in the acquisition process, but shareholders are not voting on the acquisition itself.

•	Will this change affect how clients’ funds are managed?

o

No. Approval of the new investment advisory agreements and the fund-specific proposals included in the proxy are not expected to result in changes to any fund’s investment objective, portfolio management team, or advisory fee. The proposed investment management agreements are expected to be substantially the same as the current agreements, and the fund-specific proposals are intended to provide additional portfolio management flexibility for certain funds.

•	Will client fees increase because of the transaction?

o	No. The proposals are not expected to increase a fund’s total annual operating expenses after any applicable fee waivers or expense reimbursements.

Proposal #2: Reclassification of Certain Equity Funds from Diversified to Non-Diversified

•	What is the current status of the reclassification proposal?

Four of the eight funds included in the proposal have passed the reclassification from diversified to non-diversified. The remaining four funds have not yet received the required level of votes and remain part of the continued solicitation through the adjourned shareholder meeting on November 19, 2026.

•	Which funds did not approve the proposed diversification rule change at the November 5, 2026 special meeting of shareholders?

o	Hartford Growth Opportunities Fund

o	Hartford Core Equity Fund

o	Hartford Healthcare Fund

o	Hartford Capital Appreciation Fund

•	Why is Hartford Funds proposing this change?

o

The proposed reclassification is intended to provide portfolio managers with greater flexibility to invest effectively in an environment of increasing market concentration, including the ability to invest a larger percentage of assets in a smaller number of issuers. The funds would maintain their existing investment objectives and strategies, and portfolio management teams intend to manage the funds using substantially similar risk and volatility guidelines.

o

Similar proxy proposals have recently been made by other fund companies, including ____ [LINK] and________. This may be helpful context for branch teams who have already discussed these types of changes with clients.

Voting Process & Logistics

•	Why are clients receiving proxy materials?

o

Clients may continue to receive proxy materials, reminders, or follow-up calls if they owned shares of an affected Hartford Funds fund on the record date and that fund did not approve the proposal(s) at the November 5, 2026 shareholder meeting. For these funds, financial professionals can reassure clients that the shareholder meeting has been adjourned to November 19, 2026, and that the outreach is intended to help ensure eligible votes are received and counted for the remaining funds.

•	What should financial professionals tell clients if they ask whether they need to vote?

o

Financial professionals can explain that the election of the new Boards has passed and that the change-of-control proposal has passed for a number of funds. However, certain funds still need additional shareholder participation before the adjourned shareholder meeting is held on November 19, 2026. Clients who hold an affected fund may continue to receive reminders until their vote is received or the solicitation concludes. The sooner an eligible shareholder responds, the sooner outreach to that shareholder will stop.

•	Is the client’s vote confidential?

o	Yes. Votes are processed through established procedures designed to protect shareholder confidentiality.

•	How can clients vote?

o

Clients can vote using the instructions included with their proxy materials. Voting options may include online, by phone, by mail, or through other instructions provided in the proxy materials. Clients should review the proxy statement before voting.

o	Clients can also vote through Online Access using instructions shown on [INSERT LINK]

o	Financial Advisors are prohibited from voting on behalf of clients.

•	Who is Broadridge, and why may they contact clients?

o

Hartford Funds retained Broadridge Financial Solutions to assist with the proxy process, including the distribution of proxy materials, shareholder outreach, voting reminders, and other administrative support. We understand that financial professionals may be sensitive to any third-party contact with their clients. If clients ask about this outreach, financial professionals can reassure them that Broadridge is supporting Hartford Funds’ proxy process and that the outreach is intended to help eligible shareholders understand how to participate and ensure votes are received and counted.

•	Where should clients go for more information or to vote?

o

Clients should review the proxy statement included with their voting materials for complete details about the proposals and voting process. Financial professionals should use approved Hartford Funds materials when responding to client questions and direct additional questions through the appropriate Hartford Funds support channel. Both shareholders and financial advisers can visit hartfordfunds.com/proxy2026 for more information. The official voting website is proxyvote.com.

o	Clients can access their proxy statement and voting materials through Online Access. Please reference instructions at [LINK].

•	Proxy Voting for Investment Advisory Discretionary Programs

o

Effective [DATE], accounts opened are automatically enrolled in Proxy Voting Delegation in which [FIRM] is responsible for voting the clients’ proxies and has adopted a series of voting guidelines and procedures to ensure that proxies are voted in the clients’ best interests.

o	The Investment Advisory Discretionary Programs include

•	[insert name of programs]

o	Please visit [Firm platform name site] for more information.

Associate also visit

-	Proxy Voting [CODE]

Proxies may be solicited from a representative of Hartford Funds Management Company, LLC or any affiliate. Information regarding the persons who may be deemed participants in the solicitation, and a description of their direct and indirect interests in the proposals, by security holdings or otherwise, is included in the definitive proxy statement and other relevant materials filed with the SEC. A copy of the definitive proxy statement can be found at hartfordfunds.com/proxy2026statement.

Forward-Looking Statements. Certain statements in this communication are “forward-looking statements” within the meaning of the federal securities laws. These statements are based on management’s current expectations and assumptions and are subject to risks, uncertainties, and changes in circumstances that could cause actual results to differ materially from those expressed or implied. Forward-looking statements include, among other things, statements regarding the proposed acquisition of Hartford Funds by Wellington Management, the expected timing and completion of the transaction, the outcome of the shareholder vote and required regulatory and fund approvals, and the anticipated effects and benefits to shareholders and statements regarding the anticipated continuity of each Fund’s investment objective, strategies, fees, and portfolio management team following completion of the transaction. There can be no assurance that the proposed transaction will be completed, or that it will be completed on the currently anticipated terms or timing. Neither Hartford Funds nor Wellington Management undertakes any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by law.